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                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Amendment No. 5 to Registration Statement 333-111194 of Intersections Inc. on Form S-1 of our report dated January 30, 2004 appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

DELOITTE & TOUCHE LLP
McLean, Virginia
April 28, 2004